SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 8, 2008 (January 28, 2008)

RG AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-80429	75-2823489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1507 Capital Avenue, Suite 101
Plano, Texas 75074
(Address of Principal Executive Offices) (Zip Code)

(972) 919-4774
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01:	Entry into a Material Definitive Agreement

On January 28, 2008, Registrant was informed by the Chief Executive Officer of Home Solutions of America (“HSOA”), a Delaware corporation and the parent company of Fireline Restoration, Inc. (“Purchaser”), a Florida corporation, that the asset purchase transaction (the “Transaction”) on the terms set forth in that certain Asset Purchase and Indemnity Agreement (the “Agreement”) dated October 18, 2007 between Registrant, Registrant’s subsidiaries, HSOA and Purchaser would not be completed by HSOA and Purchaser.

Previously, Registrant announced that Registrant and its following subsidiaries: Restoration Group America 2003, Inc., a Texas corporation, Restoration Group America, Inc., a Texas corporation (“Restoration Group America”), RG Restoration, Inc., a Texas corporation, RG Insurance Services, Inc., a Texas corporation, CTFD, Inc., a Texas corporation, CTFD Marine, Inc., a Texas corporation, RG Risk Management, Inc., a Texas corporation (“RGRM”), Invvision Funding, Inc., a Texas corporation, Practical Building Solutions 2000, Inc., a Texas corporation, and RG Florida GC, Inc., a Florida corporation (collectively, the “Seller”) entered into the Transaction with Purchaser and HSOA. The Transaction included (i) the Agreement, (ii) a Payoff Letter by and among Laurus Master Fund, Ltd. (“Laurus”) and the Seller (the “Payoff Letter”), (iii) a Royalty Agreement by and between HSOA and RGRM (the “Royalty Agreement”), and (iv) an Equipment Lease by and among CTFD and CTFD Marine, as Lessor, and the Purchaser, as Lessee (the “Equipment Lease”) (collectively, the “Transaction Agreements”),

Under the terms of the proposed Agreement, the Seller would sell to the Purchaser and the Purchaser would buy: (i) certain equipment and vehicles used in the restoration and construction business and (ii) Restoration Group America’s PropertySMARTTM risk management program (the “Assets”). The purchase price for the Assets was (i) HSOA’s obtaining the release by Laurus of all debt owed by the Seller to Laurus and Laurus’ liens on the Assets and (ii) the amounts due to RGRM under the Royalty Agreement.

Effective January 18, 2008, Seller received written confirmation from Laurus that all debt owed by the Seller to Laurus and Laurus’ liens on the Assets have been released (see Exhibit 10.3 attached).

The amounts owing under the Royalty Agreement and the Equipment Lease, however, have not been paid to Seller and accordingly, the purchase price for the Assets has only been partially paid by Purchaser and HSOA to Seller. As the Purchase Price has not been fully paid, the obligation of Seller to transfer the Assets per the Agreement is not valid. Further, since pursuant to the Transaction Agreements, Purchaser and HSOA have not (i) closed on the purchase of the Assets, (ii) not made the required lease payments pursuant to the Equipment Lease, (iii)not paid any amounts due RGRM under the Royalty Agreement and (iv) have not paid Seller’s legal fees incurred pursuant to the Agreement, the Transaction Agreements are no longer valid.

Since Seller has only received partial consideration for the Assets as described above, Seller is retaining the Assets and safeguarding them for the foreseeable future.

Item 9.01:	Financial Statements and Exhibits

Exhibit Number	Description

10.3	UCC Financing Statement Amendments for the termination by Laurus Master Fund, Ltd of its Security Interest in the Assets of Seller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RG AMERICA, INC.

Date: February 8, 2008	By:	/s/ James A. Rea
James A. Rea
Chief Executive Officer